UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

Of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2009

WIND ENERGY AMERICA INC.

(formerly Dotronix, Inc.)

(Exact name of registrant as specified in its charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

0-9996	41-1387074
(Commission File Number)	(IRS Employer Identification No.)

12100 Singletree Lane, Suite 100

Eden Prairie, MN 55344

(Address of Principal Executive Offices)(Zip Code)

(952) 746-1313

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Appointment of Officers; Departure of Officer; Compensatory Arrangements of Officers

Effective November 23, 2009, the Board of Directors of Wind Energy America Inc. (the “Company”) appointed three new key executive officers, including Melvin Wentz as Chief Executive Officer, Brian Hill as Chief Development Officer, and Colin Jackson as Chief Financial Officer. Robert O. Knutson concurrently resigned as Chief Financial Officer of the Company.

Mel Wentz, who has been a director of the Company since October 1, 2009, has over 30 years of diversified experience in engineering, construction, project development and financing of engineered facilities and power generation projects. He has extensive experience in management, administration, financial analysis, project financing, and asset management of cogeneration and independent power plants. He earned a B.S. in civil engineering from the University of Pittsburgh and a M.B.A. from the University of Pittsburgh.

Until joining the management of the Company, Mr. Wentz was Chief Executive Officer of Novairus Energy LLC (“Novairus”), a private wind energy development company, and at Novairus was responsible for recruiting management personnel and forming strategic relationships with other renewable energy companies while building a portfolio of projects. Prior to Novairus, Mr. Wentz was President of TXU Development, a wholly owned subsidiary of TXU. He was involved in structuring and financing of over 200 MW (megawatts) of wind energy projects, has joint ventured to develop a 300 MW geothermal plant in Indonesia, developed three coal-fired power projects in China totaling 386 MW, and developed and sold a 250 MW gas-fired power plant in India. In addition, Mr. Wentz has managed a portfolio of at least 10 operating power projects including wind, biomass, coal and gas-fired generating plants.

Brian Hill, who also has been a director of the Company since October 1, 2009, has 25 years of energy industry experience including being a co-founder and Chief Development Officer of Novairus. From 1984 to 1999, Mr. Hill held various management positions with Commonwealth Edison Company (Exelon). Since 1999, he has consulted with many independent power producers developing power plants throughout the U.S. and Central America. Mr. Hill has assisted the placement into service of more than 1,000 MW of wind energy projects, as well as participating in the development of an additional 300 MW of peaking capacity that is currently in service. He has developed power projects in 20 states or more, and is recognized as an expert in power plant development and has published and presented papers at several industry conferences. Mr. Hill earned a B.S. in Mechanical Engineering from Marquette University and a M.B.A. from Loyola University.

Colin Jackson also was a co-founder and Chief Financial Officer of Novairus. Prior to the founding of Novairus, Mr. Jackson’s management employment included Manager of Corporate Finance for Campbell Soup Company as well as financial positions with The Times Mirror Corporation and Exxon Corporation. Mr. Jackson began his career as a Certified Public Accountant (CPA) in the Los Angeles office of Deloitte and Touche, and he earned a B.A. in Economics from the University of California and a M.B.A. from the Kellogg School of Management of Northwestern University.

Concurrent with the appointment of Messrs. Wentz, Hill and Jackson as executive officers, the Company entered into written “at-will” employment contracts with each of them, under which Mr. Wentz and Mr. Hill will each receive $180,000 annually and Mr. Jackson will receive $135,000 annually, payable on an equal weekly rate. The other terms of the contracts are identical for each of them, and include the following:

i) Term. Each executive is employed on an “at-will” basis for an unspecified duration, and the employment term may be terminated at any time by either the Company or the employee.

ii) Full-Time Employment. Each executive must devote full-time efforts to the business and operations of the Company, and cannot engage in any other employment or consulting relationship or activity.

iii) Relocation of Company. When the Company relocates and opens a new headquarters location, each executive must move as early as is practical to reside within reasonable distance from such a main new office, with the Company to reimburse the executive for relocation expenses including up to 6 months of temporary travel and living expenses not to exceed $20,000.

iv) Stock Options. Each executive received an immediate vested stock option to purchase approximately 1,500,000 shares of common stock of the Company (based on a set percentage of outstanding shares, options and warrants on a certain date) exercisable at $.20 per share during the five-year term of each option. If the executive voluntarily terminates his employment with the Company, this stock option must be exercised within 180 days from the last day of full-time employment, or if involuntarily terminated for cause, the option must be exercised within 90 days of such termination. Each executive also shall receive additional stock options to purchase another approximately 6,000,000 common shares of the Company (again based on a percentage of outstanding equity securities) at $.20 per share during the same five-year term, which vest monthly in equal amounts over the first four years of the term of the option so long as the executive continues full-time employment with the Company. If the executive is terminated without cause or voluntarily terminates his employment, any vested options must be exercised within 180 days from such termination; and if terminated with cause, any vested options must be exercised within 90 days of such termination. All stock options provide for standard anti-dilution adjustments in the event of stock splits or dividends, reorganizations, business combinations or similar transactions.

v) Change of Control. Any change of control of the Company requires the consent of 80% of the Board of Directors of the Company; and if the new management team does not retain voting control of 40% of the Board during the four-year vesting period of their stock options, any remaining unvested options shall vest immediately.

vi) Benefits. The executive is entitled to participate in any employee benefit plans currently or in the future maintained by the Company such as health insurance and vacation plans or policies. The executive also is entitled to reimbursement for business travel and other out-of-pocket expenses incurred for the Company.

vii) Severance. If the executive’s employment terminates other than voluntarily or for cause, the executive shall be entitled to receive severance pay for six months equal to his salary in effect upon termination, plus continuing health insurance benefits for such six-month period.

viii) Non-Compete Covenant. Unless consented to by the Company, the executive cannot be an employee, consultant, agent or otherwise involved with or in another company or entity engaged in business which could be considered in competition with or similar to the Company’s business. Moreover, for 24 months following any termination of employment with the Company, the executive is prohibited from directly or indirectly soliciting any employee of the Company to leave employment with the Company.

ix) Other Terms. Other general terms of the employment contracts include the executive holding in strictest confidence any non-public confidential information on the Company or its business; agreement by the executive to adhere to the Company’s insider trading and conflict of interest policies; and if requested by the Company, the executive will assign to the Company without cost to the Company any information or interests relating to any wind energy project being developed or considered for development by the executive.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wind Energy America Inc.
Dated: December 3, 2009
	By:	/s/ Robert O. Knutson
Robert O. Knutson, Managing Director